UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/09/2013

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)
713-359-7000
(Registrant's telephone number, including area code)

Commission File Number:  0-28778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

Tesco Corporation ("TESCO") held its Annual General Meeting of Shareholders (the “Meeting") on May 9, 2013 in accordance with the Notice of Meeting. Set forth below are the matters acted upon by TESCO's shareholders (the “Shareholders") at the Meeting and the final voting results of each proposal.

Proposal One	Election of Directors.

The Shareholders voted to elect eight (8) Director Nominees to hold office until the next annual general meeting or until their successors have been qualified and duly elected or appointed. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non Votes
John U. Clarke	27,205,726	2,351,038	4,909,607
Fred J. Dyment	26,749,284	2,807,480	4,909,607
Gary L. Kott	27,031,042	2,525,722	4,909,607
R. Vance Milligan Q.C., ICD.D	27,127,539	2,429,225	4,909,607
Julio M. Quintana	28,622,736	934,028	4,909,607
John T. Reynolds	26,852,376	2,704,388	4,909,607
Norman W. Robertson	27,030,595	2,526,169	4,909,607
Michael W. Sutherlin	27,204,891	2,351,873	4,909,607

Proposal Two    Appointment of the Auditors.

The Shareholders voted to appoint PricewaterhouseCoopers LLP, as TESCO's independent registered public accounting firm to hold office until the close of the next annual general meeting. The voting results were as follows:

For	Withheld	Broker Non Votes
33,868,964	596,407	1,000

Proposal Three    Approval of 2012 Named Executive Officer Compensation.

The overall compensation of the Company's named executive officers was approved by the Shareholders on an advisory basis. The voting results were as follows:

For	Against	Abstaining	Broker Non Votes
26,667,648	2,774,951	114,164	4,909,608

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: May 15, 2013	By:	/s/ Dean Ferris
Dean Ferris, Senior Vice President, General Counsel and Corporate Secretary